Exhibit 99.1
722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

TOR Minerals International to Report Third Quarter 2017 Financial Results

CORPUS CHRISTI, Texas, October 23, 2017 -- TOR Minerals International (Nasdaq: TORM), a global producer of high performance specialty minerals, announced today that it plans to release financial results for its third quarter ended September 30, 2017, after the Market closes on Thursday, October 26, 2017.  Dr. Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. ET, 4:00 p.m. CT, that day to discuss the Company’s results.

Investors and interested parties may participate in the call by dialing 877-407-8033.  A live and archived webcast of the conference call will be available via the News section of the company’s website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:

Three Part Advisors, LLC

Dave Mossberg

817-310-0051